Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 2014, relating to the consolidated financial statements and consolidated financial statement schedule of Sears Holdings Corporation and subsidiaries, and the effectiveness of Sears Holdings Corporation and subsidiaries’ internal control over financial reporting (which report (1) expresses an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule and includes an explanatory paragraph relating to the completed spin-off of Orchard Supply Hardware Stores Corporation during 2011 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting), appearing in the Annual Report on Form 10-K of Sears Holdings Corporation for the year ended February 1, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 20, 2014